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                                   EXHIBIT 5.1

                       [LETTERHEAD OF COOLEY GODWARD LLP]



August 4, 2004


eBay Inc.
2145 Hamilton Avenue
San Jose, California 95125

RE: REGISTRATION STATEMENT ON FORM S-4

Ladies and Gentlemen:

You have requested our opinion with respect to certain matters in connection with the filing by eBay Inc. (the "Company") of a Registration Statement on Form S-4 (the "Registration Statement") with the Securities and Exchange Commission covering registration of 10,000,000 shares of the Company's Common Stock, $0.001 par value (the "Shares").

In connection with this opinion, we have examined the Registration Statement and related prospectus, the Company's Amended and Restated Certificate of Incorporation and Bylaws, each as amended, and such other documents, records, certificates, memoranda and other instruments as we deem necessary as a basis for this opinion. We have assumed the genuineness and authenticity of all documents submitted to us as originals, the conformity to originals of all documents submitted to us as copies thereof, and the due execution and delivery of all documents where due execution and delivery are a prerequisite to the effectiveness thereof. We have also assumed that, prior to any sale of the Shares, the Company will have sufficient authorized and unissued shares of Common Stock, the offer and sale of the Shares will have been authorized by resolutions of the Company's Board of Directors, the consideration for the sale of the Shares will be not less than the par value thereof, and an appropriate prospectus supplement with respect to the Shares being sold will have been prepared, delivered and filed in compliance with the Securities Act of 1933, as amended, and the applicable rules thereunder.

On the basis of the foregoing, and in reliance thereon, we are of the opinion that the Shares to be issued by the Company, when issued and sold by the Company in the manner described in the Registration Statement and the related prospectus and in accordance with the authorizing resolutions adopted by the Board of Directors of the Company, will be validly issued, fully paid and nonassessable.

We consent to the reference of our firm under the caption "Legal Matters" in the prospectus included in the Registration Statement and to the filing of this opinion as an exhibit to the Registration Statement.

Very truly yours,

COOLEY GODWARD LLP

/s/ Kenneth L. Guernsey
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Kenneth L. Guernsey